Exhibit 10.3

KPMG Deutsche

Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Terra Networks, S.A.

We consent to the incorporation by reference in the Registration Statement (Nos. 333-73898 and 333-12208), of Terra Networks, S.A. on Form S-8 of our report dated January 28, 2004, with respect to the balance sheet of Lycos Europe N.V. and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholder’s equity and comprehensive income, and cash flows for each of the two years in the year period ended December 31, 2003, which report appears in the December 31, 2003, Annual Report on Form 20-F of Terra Networks, S.A.

Düsseldorf, Germany, June 28, 2004

KPMG Deutsche Treuhand-Gesellschaft

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Stefan Haas	Charlotte Niesserr
Wirtschaftsprüfer	Wirtschaftsprüfêrirc